Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of July 30, 2026, and is made by and among Hanmi Financial Corporation, a Delaware corporation (“Company”), and the several purchasers of the Subordinated Notes (as defined herein) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, Company is offering up to $55,000,000 in aggregate principal amount of Subordinated Notes (as defined herein), which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein).

WHEREAS, Company has engaged D.A. Davidson & Co. as its exclusive placement agent (the “Placement Agent”) for the offering of the Subordinated Notes.

WHEREAS, each of the Purchasers is an institutional “accredited investor” as such term is defined by Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or a QIB (as defined herein).

WHEREAS, the offer and sale of the Subordinated Notes by Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act.

WHEREAS, each Purchaser is willing to purchase from Company a Subordinated Note in the principal amount set forth on each Purchaser’s signature page hereto (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	DEFINITIONS.

1.1 Defined Terms. The following capitalized terms used in this Agreement and in the Subordinated Notes have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with such Person and their respective Affiliates. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Subordinated Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Bank” means Hanmi Bank, a California state bank and a wholly-owned subsidiary of Company.

“Business Day” means any day other than a Saturday, Sunday, or any other day on which banking institutions in the State of California are permitted or required by any applicable law or executive order to close.

“Bylaws” means the Bylaws of Company, as amended, and as in effect on the Closing Date.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” means July 30, 2026.

“Company” has the meaning set forth in the preamble hereto and shall include any successor to Company by merger or otherwise.

“Company Covered Person” has the meaning set forth in Section 4.9.

“Company’s Reports” means (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the audited financial statements of the Company contained therein; (ii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC, including the unaudited financial statements of the Company contained therein; (iii) the Company’s Current Reports on Form 8-K, as filed with the SEC on January 29, 2026, April 23, 2026 and May 28, 2026; (iv) the Company’s public reports for the year ended December 31, 2025, and the period ended March 31, 2026, as filed with the FRB as required by the regulations of the FRB; and (v) the Bank’s public reports for the year ended December 31, 2025 and the period ended March 31, 2026, as filed with the FDIC as required by the regulations of the FDIC.

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.9.

“DTC” means The Depository Trust Company.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and the regulations of the SEC promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or administrative agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over Company or any of its Subsidiaries, or any of their respective properties, assets or operations.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Company and its Subsidiaries; and (ii) all obligations secured by any lien on property owned by Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the business of Company or Bank (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Company or Bank and repurchase arrangements, and interest rate swaps) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of such Person and its Subsidiaries taken as a whole, or (ii) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally, including changes in interest rates and/or the imposition of tariffs and any retaliatory responses, and not specifically related to Company, Bank or the Purchasers, (4) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war, epidemic, pandemic or disease outbreak or any escalation or worsening of any of the foregoing, (5) direct effects of compliance with this Agreement on the operating performance of Company, Bank or the Purchasers, including expenses incurred by Company or the Purchasers in consummating the transactions contemplated by this Agreement, and (6) the effects of any action or omission taken by Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes, which in the event of (1), (2), (3), (4) or (6), do not disproportionately affect the operations or business of Company or Bank, taken as a whole, in comparison to other banking institutions with similar operations.

“Maturity Date” means July 31, 2036.

“Noteholder” has the meaning set forth in the Subordinated Notes.

“Paying Agent” means UMB Bank, National Association, as payment agent under the Paying Agent Agreement, or any successor in accordance with the applicable provisions of the Paying Agent Agreement.

“Paying Agent Agreement” means the Paying Agent and Registrar Agreement, dated as of July 30, 2026, between the Company and UMB Bank, National Association, as paying agent and registrar, or any successor in accordance with the applicable provisions of the Paying Agent Agreement.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by Company or any Affiliate or Subsidiary of Company.

“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.

“QIB” means a “qualified institutional buyer” as such term is defined in Rule 144A of Regulation D promulgated under the Securities Act.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to Company, Bank or any of their Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Secondary Market Transaction” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in the Recitals.

“Settlement Agent” means UMB Bank, National Association, as settlement agent under the Settlement Agent Agreement, or any successor in accordance with the applicable provisions of the Settlement Agent Agreement.

“Settlement Agent Agreement” means the Settlement Agent Services Agreement, dated as of July 30, 2026, between the Company and UMB Bank, National Association, as settlement agent.

“Subordinated Note” means the Subordinated Notes (or collectively, the “Subordinated Notes”) in substantially the forms attached as Exhibit A-1 and Exhibit A-2 hereto, respectively, and issued pursuant to the terms of this Agreement, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217 and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2.1.

1.2 Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement, Subordinated Notes, the Paying Agency Agreement and the Settlement Agent Agreement shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3 Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.

2.	SUBORDINATED DEBT.

2.1 General Matters.

2.1.1 Certain Terms. Subject to the terms and conditions herein contained, Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts. The Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes in an amount equal to such Purchaser’s Subordinated Note Amount from Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes. The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest as set forth in the Subordinated Notes. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Purchasers in accordance with the terms of the Subordinated Notes and this Agreement or (ii) Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes. Any partial redemption of the Subordinated Notes shall be made on a pro rata basis, and, for purposes of a redemption processed through DTC, on a “Pro Rata Pass-Through Distribution of Principal” basis, among all of the Notes outstanding at the time thereof.

2.1.2 Subordination. The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.

2.2 Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Notes shall be repaid in full, unless such sums were payable and paid on an earlier date. Company acknowledges and agrees that the Purchasers have not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless Company and the Purchasers hereafter specifically otherwise agree in writing.

2.3 Unsecured Obligations; No Sinking Fund. The obligations of Company to the Purchasers under the Subordinated Notes shall be unsecured and not covered by a guarantee of Company or any Affiliate of Company. The Subordinated Notes are not entitled to the benefit of any sinking fund.

2.4 The Closing. The execution and delivery of the Transaction Documents and the purchase and sale of the Subordinated Notes (the “Closing”) shall occur remotely via the electronic or other exchange of documents and signature pages, unless otherwise agreed by the parties, at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.5 Payments. Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.

2.6 No Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against Company or any of its Subsidiaries.

2.7 Use of Proceeds. Company shall use the net proceeds from the sale of Subordinated Notes for the redemption of outstanding subordinated notes and for general corporate purposes.

3.	DISBURSEMENT.

3.1 Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied or waived by Company or the Purchasers, as applicable, and Company has executed and delivered to each of the Purchasers this Agreement and any other related documents in form and substance reasonably satisfactory to the Purchasers, each Purchaser shall disburse in immediately available funds the Subordinated Note Amount set forth on each Purchaser’s respective signature page hereto to Company in exchange for either (a) for each Purchaser who is a QIB, an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures with a principal amount equal to such Subordinated Note Amount, or (b) for each purchaser who is not a QIB, a physical Subordinated Note with a principal amount equal to such Subordinated Note Amount (the “Disbursement”). Company will deliver to the Settlement Agent one or more global certificates representing the Subordinated Notes registered in the name of Cede & Co., as nominee for DTC, representing all Subordinated Note Amounts settled through the facilities of DTC. Company will deliver to each Purchaser who is not a QIB a physical Subordinated Note in definitive form (or provide evidence of the same with the original to be delivered by Company by overnight delivery on the next business day in accordance with the delivery instructions of such Purchaser), registered in such names and denominations as such Purchasers may reasonably request. Company will also deliver to the Paying Agent a list of Purchasers receiving the Subordinated Notes in the Disbursement pursuant to clause (b) above.

3.2 Conditions Precedent to Disbursement. Prior to and as a condition of each Purchaser’s obligation to consummate the purchase of such Purchaser’s Subordinated Note and to effect the Disbursement, Company shall deliver or cause to be delivered to the Purchasers (or, with respect to the Settlement Agent Agreement, to the Settlement Agent) each of the following (or such Purchaser shall waive, in writing, such delivery, which written waiver shall be binding only on the Purchaser granting such waiver):

3.2.1 Transaction Documents. This Agreement and the Subordinated Notes (collectively, the “Transaction Documents”), each duly authorized and executed by Company.

3.2.2 Authority Documents.

3.2.2.1 A copy, certified by the Secretary or Assistant Secretary of Company, of the Certificate of Incorporation of Company;

3.2.2.2 A certificate of good standing of Company issued by the Secretary of State of the State of Delaware and a certificate of good standing of the Bank issued by the Secretary of the State of California;

3.2.2.3 A copy, certified by the Secretary or Assistant Secretary, of the Bylaws of Company;

3.2.2.4 A copy, certified by the Secretary or Assistant Secretary of Company, of the resolutions of the board of directors of Company and any committee thereof authorizing the issuance of the Subordinated Notes and the execution, delivery and performance of the Transaction Documents; and

3.2.2.5 An incumbency certificate of the Secretary or Assistant Secretary of Company certifying the names of the officer or officers of Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement.

3.2.3 Other Requirements. Such other additional information regarding Company, Bank and any other Subsidiary of Company and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as a Purchaser may reasonably require.

3.2.4 Officer’s Certificate. A certificate signed on behalf of Company by a senior executive officer certifying that the representations and warranties of Company set forth in this Agreement are true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect (and except that (i) representations and warranties made as of a specified date shall only be required to be true and correct as of such date and (ii) the representations and warranties of Company set forth in Sections 4.2.1 and 4.2.3 shall be true and correct in all respects).

3.2.5 Opinion of Counsel. The Purchasers and the Placement Agent shall have received the opinion of Luse Gorman, PC, counsel for Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

3.2.6 Other Documents. Such other certificates, affidavits, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request.

3.2.7 Conditions to Company’s Obligations. With respect to a Purchaser, the obligation of Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to: (i) delivery by or at the direction of such Purchaser to Company of this Agreement, duly authorized and executed by such Purchaser, and (ii) Company’s receipt of the Subordinated Note Amount from each Purchaser as provided in Section 3.1.

4.	REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company hereby represents and warrants to each Purchaser as follows:

4.1 Organization and Authority.

4.1.1 Organization Matters of Company and Its Subsidiaries.

4.1.1.1 Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Company is duly registered as a bank holding company under Bank Holding Company Act of 1956, as amended. Company does not have any Subsidiaries other than Bank and Central Bancorp Statutory Trust.

4.1.1.2 Bank is validly existing as a California state bank and has all requisite corporate power and authority to conduct its business and activities as presently conducted and to own its properties. Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The deposit accounts of Bank are insured by the FDIC up to applicable limits. Neither Company nor Bank has received any notice or other information indicating that Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of Bank as an FDIC-insured institution.

4.1.1.3 All of the issued and outstanding shares of capital stock or other Equity Interests in each Subsidiary of Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned exclusively by Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except for any surety interest, mortgage, pledge, lien, encumbrance or claim securing advances by the Federal Reserve or Federal Home Loan Bank of San Francisco; none of the outstanding shares of capital stock of, or other Equity Interests in, any Subsidiary were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary or any other entity.

4.1.2 Capital Stock and Related Matters. The Certificate of Incorporation of Company authorizes Company to issue up to (a) 62,500,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of July 24, 2026, there were 29,649,255 shares of Company’s Common Stock issued and outstanding, and no shares of the Preferred Stock issued and outstanding. All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and nonassessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such agreement or commitment to any Person, except pursuant to Company’s equity incentive plans duly adopted by Company’s Board of Directors.

4.2 No Impediment to Transactions.

4.2.1 Transaction is Legal and Authorized. The issuance of the Subordinated Notes, the borrowing of the aggregate of the Subordinated Note Amounts, the execution of the Transaction Documents and compliance by Company with the provisions of the Transaction Documents are within the corporate and other powers of Company.

4.2.2 Agreements. Each of the Agreement, the Settlement Agent Agreement and the Paying Agent Agreement has been duly authorized, executed and delivered by Company, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligations of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.3 Subordinated Notes. The Subordinated Notes have been duly authorized by Company and when executed by Company, issued and delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, will have been duly executed, issued and delivered, and will constitute legal, valid and binding obligations of Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.4 No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Certificate of Incorporation or Bylaws of Company; (2) except for the Loan Agreements for which consent from Bankers’ Bank has been received, any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to Company or Bank; or (4) any statute, rule or regulation applicable to Company, except, in the case of items (2), (3) or (4), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company and Bank taken as a whole, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Company. Neither Company nor Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which Company or Bank is a party or by which Company or Bank or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company.

4.2.5 Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act or the Securities Exchange Act of 1934, as amended, or under state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.

4.3 Possession of Licenses and Permits. Each of Company, Bank and their respective Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it, except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on Company or such applicable Subsidiary; Company and each Subsidiary of Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect on Company or such applicable Subsidiary of Company; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Company or such applicable Subsidiary of Company; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

4.4 Financial Condition.

4.4.1 Financial Statements. The financial statements included in Company’s Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company; (ii) fairly present in all material respects the results of operations, changes in stockholders’ equity and financial position of Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (w) as required by any regulatory accounting practices; (x) as indicated in such statements or in the notes thereto; (y) for any statement therein or omission therefrom that was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent Company Report; and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either singly or in the aggregate. The books and records of Company and Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Neither Company nor Bank has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company contained in Company’s Reports for the most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4.4.2 Controls. The records, systems, controls, data and information of Company and Bank are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of it or its accountants, including all means of access thereto and therefrom, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described in the following sentence. Company, on a consolidated basis, has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances (i) that the assets of Company and Bank are properly recorded and (ii) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

4.4.3 Absence of Default. Since the date of the latest audited financial statements included in Company Reports, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Company or Bank the right to accelerate the maturity of any material Indebtedness of Company or Bank. Neither Company nor Bank is in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on Company.

4.4.4 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Company or any Subsidiary of Company.

4.4.5 Ownership of Property. Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all material assets and properties owned by Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, any Federal Reserve Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such as do not, individually or in the aggregate, materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company or any of its Subsidiaries. Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as are presently occupied and used by it. Such existing Leases and commitments to lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in Company’s Reports and the lease expense and minimum rental commitments with respect to such Leases and lease commitments are as disclosed in all material respects in Company’s Reports.

4.4.6 No Material Adverse Change. Since the date of the latest audited financial statements included in Company’s Reports, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on Company or Bank.

4.5 Legal Matters.

4.5.1 Compliance with Law. Each of Company, Bank and their Subsidiaries (i) has complied with and (ii) to Company’s knowledge is not under investigation with respect to, and has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on Company or any of its Subsidiaries. Each of Company, Bank and their Subsidiaries (x) is, and at all times prior to the date hereof has been, in compliance with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it and its own privacy policies and written commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees, except in each case where the failure to so comply would not result, individually or in the aggregate, in a Material Adverse Effect, and (y) at no time during the two years prior to the date hereof has Company or Bank received any written notice asserting any such violations.

4.5.2 Regulatory Enforcement Actions. Company and its Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, the failure to comply with which would have a Material Adverse Effect. None of Company, Company’s Subsidiaries nor any of their officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Company’s knowledge, (a) any such restrictions threatened, (b) any agreements, commitment letters, supervisory letters or similar regulatory correspondence, or other commitments being sought by any Governmental Agency, or (c) any legal or regulatory violations previously identified by, or penalties or other remedial actions previously imposed by, any Governmental Agency unresolved. Notwithstanding the foregoing, nothing in this Section 4.5.2 or otherwise in this Agreement shall require the Company or any of its Subsidiaries to disclose any confidential regulatory or supervisory information of the Company or any of its Subsidiaries.

4.5.3 Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to Company’s knowledge, threatened or proposed, against Company, Bank or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company or any of its Subsidiaries taken as a whole or materially and adversely affect issuance or payment of the Subordinated Notes; and neither Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on Company and any of its Subsidiaries taken as a whole.

4.5.4 Environmental. No Property is or, to Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither Company nor Bank has engaged in such activities. There are no claims or actions pending or, to Company’s knowledge, threatened against Company or Bank by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.5.5 Brokerage Commissions. Other than with respect to the Placement Agent, neither Company nor any Affiliate of Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.5.6 Investment Company Act. Neither Company nor Bank is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended

4.6 No Misstatement. No information, exhibit, report or document, when viewed together as a whole, furnished by Company to the Purchasers in connection with the negotiation, execution or performance of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to the Purchasers and as of the Closing Date.

4.7 Tax Matters. Each of Company and Bank has (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.8 Internal Accounting Controls and Disclosure Controls.

4.8.1 The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective, and the Company is not aware of any material weaknesses in its internal controls over financial reporting. Since the date of the Company’s latest audited financial statements filed with the SEC, there has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

4.8.2 The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and (B) are effective to perform the functions for which they were established. Neither the Company’s auditors nor the Audit Committee of the board of directors of the Company has been advised that there is (1) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls or (2) any material weaknesses in internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses. The principal executive officer (or the equivalent) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements made in each such certification are accurate; the Company, its subsidiaries and, to the Company’s knowledge, its directors and officers, are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

4.9 Offering of Securities. Neither Company nor any Person acting on its behalf has taken any action which would subject the offering, issuance or sale of the Subordinated Notes to the registration requirements of the Securities Act. Neither Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subordinated Notes pursuant to the transactions contemplated by the Transaction Documents. Assuming the accuracy of the Purchasers’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Subordinated Notes by Company to the Purchasers. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Company or, to Company’s knowledge, any Person described in Rule 506(d)(1) (each, a “Company Covered Person”). Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

4.10 Representations and Warranties Generally. The representations and warranties of Company set forth in this Agreement, or in any certificate signed by an officer of Company and delivered to the Purchasers pursuant to or in connection with this Agreement (to the extent provided prior to Closing), are true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect (and except that (i) representations and warranties made as of a specified date shall only be required to be true and correct as of such date and (ii) the representations and warranties of Company set forth in Sections 4.2.1 and 4.2.3 shall be true and correct in all respects).

5	GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

Company hereby further covenants and agrees with each Purchaser as follows:

5.1 Compliance with Transaction Documents. Company shall, and shall cause Bank to, comply with, observe and timely perform each and every one of the covenants, agreements and obligations under the Transaction Documents.

5.2 Affiliate Transactions. Company shall not itself, nor shall it cause, permit or allow any Subsidiary to enter into any material transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Company except in the ordinary course of business and pursuant to the reasonable requirements of Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate Company and/or Subsidiary personnel to be fair and reasonable and no less favorable to Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3 Compliance with Laws.

5.3.1 Generally. Company shall comply and cause each of its Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Company.

5.3.2 Regulated Activities. Company shall not itself, nor shall it cause, permit or allow Bank or any other Subsidiary to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on Company, Bank and/or such Subsidiary or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

5.3.3 Taxes. Company shall and shall cause Bank and any other Subsidiary to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Company, Bank or any other Subsidiary or upon the income, profits, or property of Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Company, Bank or any other Subsidiary, if such nonpayment could reasonably be expected to have a Material Adverse Effect on Company, Bank or such Subsidiary. Notwithstanding the foregoing, none of Company, Bank or any other Subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Company, Bank and such other Subsidiary.

5.3.4 Corporate Existence. Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of Bank and their respective rights and franchises, and comply in all material respects with all related laws applicable to Company, Bank or their Subsidiaries; provided, however, (a) that Company will not be required to preserve the existence (corporate or other) or rights of any of its Subsidiaries (other than Bank) if the Board of Directors of Company determines that the preservation thereof is no longer desirable in the conduct of the business of Company and its Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders, and (b) that Company may consummate a merger in which (i) Company is the surviving entity or (ii) if Company is not the surviving entity, the surviving entity assumes, by operation of law or otherwise, all of the obligations of Company under the Subordinated Notes.

5.3.5 Dividends, Payments, and Guarantees During Event of Default. During the continuance of an Event of Default, until such Event of Default is cured by Company or waived by the Noteholders, and except as required by any federal or state Governmental Agency, Company agrees not to (a) declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of Company’s Indebtedness that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans; or (vi) to satisfy any tax withholding obligations of Company or any holder of equity awards, or to satisfy the exercise price of stock options by such holder, upon the exercise of stock options, vesting of outstanding restricted stock awards, or other similar share-based awards.

5.3.6 Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to qualify as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Company will immediately notify the Noteholders, and thereafter Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital, if requested by Company; provided, however, that nothing contained in this Agreement shall limit Company’s right to redeem the Subordinated Notes if the Subordinated Notes cease to qualify as Tier 2 Capital as described in the Subordinated Notes.

5.4 Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, Company, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company.

5.5 Secondary Market Transactions. To the extent and so long as not in violation of Section 6.4 hereof, each Noteholder shall have the right at any time and from time to time to securitize its Subordinated Note(s) or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Note(s) (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, Company shall, at Company’s expense, reasonably cooperate in good faith with the Noteholders and otherwise reasonably assist the Noteholders in satisfying the market standards to which the Noteholders customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transactions, but in no event shall Company be required to incur more than five thousand dollars ($5,000) (without reimbursement) in aggregate costs or expenses in connection therewith. Subject to any written confidentiality obligation, all information regarding Company may be furnished, without liability except in the case of gross negligence, bad faith or willful misconduct, to any Noteholder and to any Person reasonably deemed necessary by the Noteholder in connection with such Secondary Market Transaction. Such Noteholder shall cause any Person to whom such Noteholder wishes to deliver confidential Company information related to the Secondary Market Transaction to execute and deliver to Company a non-disclosure agreement reasonably acceptable to Company unless such Person is a party to a commercially reasonable non-disclosure agreement to which Company is a third-party beneficiary. All documents, financial statements, appraisals and other data relevant to Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any applicable confidentiality agreement.

5.6 144A Information. While any Subordinated Note meets the definition of “restricted securities” under the Securities Act, Company will make available, upon request by a Purchaser or Noteholder, to any seller of such Subordinated Note the information specified in Rule 144A(d)(4) under the Securities Act, unless Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.7 CUSIP Number. Prior to the Closing Date, Company shall cause a CUSIP number to be obtained for the Subordinated Notes and printed on the Subordinated Notes pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures.

5.8 DTC Registration. Provided that applicable depository eligibility requirements are met, upon the request of a holder of a Subordinated Note that is a QIB, the Company shall use commercially reasonable efforts to cause the Subordinated Notes held by such QIB to be registered in the name of Cede & Co., as nominee of DTC or a nominee of DTC. For purposes of clarity and pursuant to (and as further described in) the terms of the Subordinated Notes, any redemption made pursuant to the terms of the Subordinated Notes shall be made on a pro rata basis, and, for purposes of a redemption processed through DTC, on a “Pro Rata Pass-Through Distribution of Principal” basis, among all of the Subordinated Notes outstanding at the time thereof.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to Company, and covenants with Company, severally and not jointly, as follows:

6.1 Legal Power and Authority. To the extent such Purchaser is an entity, it has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and is an entity duly organized, validly existing and in good standing under the laws its jurisdiction of organization.

6.2 Authorization and Execution. To the extent such Purchaser is an entity, the execution, delivery and performance of this Agreement have been duly authorized, executed ad delivered by all necessary action on the part of such Purchaser. This Agreement, assuming due authorization, execution and delivery by Company, is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3 No Conflicts. To the extent such Purchaser is an entity, neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or the passage of time or otherwise) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law, rule or regulation applicable to it or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it.

6.4 Purchase for Investment. It acknowledges that the Subordinated Notes have not been registered under the Securities Act or under any state securities laws. It is purchasing the Subordinated Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. It has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

6.5 Accredited Investor; QIB. It is and will be on the Closing Date (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D or (ii) a QIB.

6.6 Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

6.7 Ability to Bear Economic Risk of Investment. It recognizes that an investment in the Subordinated Notes is a speculative investment that involves substantial risk, including risks related to Company’s business, operating results, financial condition and cash flows, which risks it has carefully considered in connection with making an investment in the Subordinated Notes. It has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in Company.

6.8 Information. It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; (iii) it has availed itself of publicly available financial and other information concerning Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes; and (iv) it has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from Company in connection with the offer and sale of the Subordinated Notes. It has reviewed the information set forth in Company’s Reports, the exhibits and schedules thereto and hereto and the information contained in the data room established by the Company in connection with the transactions contemplated by this Agreement,.

6.9 Access to Information. It acknowledges that it and any of its advisors have been furnished with all materials relating to the business, finances and operations of Company that have been requested of it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Company concerning the terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.10 Investment Decision. It has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person or entity, including Company or the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Company, including the Placement Agent, except for the express statements, representations and warranties of Company made or contained in this Agreement. Furthermore, it acknowledges that the Placement Agent has not performed any due diligence review on behalf of it and nothing in this Agreement or any other materials presented by or on behalf of Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax, accounting or investment advice.

6.11 Private Placement; No Registration; Restricted Legends. It understands and acknowledges that the Subordinated Notes are being sold by Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, respectively, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only in compliance with the registration requirements of federal and state securities laws, or if exemptions from the Securities Act and applicable state securities laws are available to it. It further understands and acknowledges that Company will not be obligated in the future to register the Subordinated Notes under the Securities Act or the Exchange Act or under any state securities laws. It is not subscribing for the Subordinated Notes as a result of or subsequent to any general solicitation or general advertising, in each case within the meaning of Rule 502(c) of Regulation D, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note. It further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Neither the Placement Agent nor Company has made or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Notes purchased by it will ever be able to be lawfully resold, pledged or otherwise transferred.

6.12 Placement Agent. It will purchase the Subordinated Notes directly from Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13 Tier 2 Capital. If Company provides notice as contemplated in Section 5.3.6 of the occurrence of the event contemplated in such section, thereafter Company and the Noteholder will work together in good faith to execute and deliver all agreements as reasonably necessary to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.

6.14 Accuracy of Representations. It understands that Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify Company.

6.15 Not Debt of Bank; Not Savings Accounts, etc. It acknowledges that Company is a holding company and Company’s rights and the rights of Company’s creditors, including the Noteholders, to participate in the assets of any Subsidiary during its liquidation or reorganization are structurally subordinate to the prior claims of the Subsidiary’s creditors. It acknowledges and agrees that the Subordinated Notes are not savings accounts or deposits of Bank and are not insured or guaranteed by the FDIC or any Governmental Agency, and that no Governmental Agency has passed upon or will pass upon the offer or sale of the Subordinated Notes or has made or will make any finding or determination as to the fairness of this investment.

6.16 Confidential Investor Questionnaire. Any Confidential Investor Questionnaire delivered by it to Company together with this Agreement is true, correct and complete in all respects. It will promptly notify Company of any material changes to the information set forth in such Confidential Investor Questionnaire.

6.17 Physical Settlement of Subordinated Notes. Notwithstanding anything in this Agreement to the contrary, if the Purchaser is an institutional “accredited investor” (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D), and is not also a QIB, it acknowledges that its Subordinated Note shall be physically delivered to such Purchaser and registered in the name of such Purchaser, and it agrees to such physical settlement of its Subordinated Note.

6.18 Representations and Warranties Generally. The representations and warranties of each Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of the Purchaser and delivered to Company or to counsel for Company shall be deemed to be a representation and warranty by such Purchaser to Company as to the matters set forth therein.

7	TERMINATION.

7.1 Termination. This Agreement may be terminated, with respect to any Purchaser, prior to the Closing:

7.1.1 By mutual written agreement of Company and such Purchaser; or

7.1.2 By Company or such Purchaser, upon written notice to the other party, in the event that the Closing does not occur within five (5) business days of the date of this Agreement; provided, that the right to terminate this Agreement pursuant to this Section 7.1.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

7.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 7.1 this Agreement (other than Sections 8.5, 8.10 and 8.15, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect.

8	MISCELLANEOUS.

8.1 Prohibition on Assignment by Company. Except as described in Section 4 (Merger and Sale of Assets) of the Subordinated Notes, Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of the Noteholders. In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

8.2 Time of the Essence. Time is of the essence for this Agreement.

8.3 Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes (including, in each case, past defaults) shall be effective except with the consent of the Noteholders of in excess of fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of the Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of Company under this Agreement and the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of this Agreement or the Subordinated Notes; (vi) make any changes to Section 4 (Merger and Sale of Assets), Section 5 (Events of Default; Acceleration; Compliance Certificate); Section 6 (Affirmative Covenants of the Issuer); Section 7 (Negative Covenants of the Issuer); or Section 8 (Failure to Make Payment) of the Subordinated Notes that adversely affects the rights of any holder of a Subordinated Note; or (vii) disproportionately affect the rights of any of the holders of the then outstanding Subordinated Notes. Notwithstanding the foregoing, Company may amend or supplement the Subordinated Notes without the consent of the holders of the Subordinated Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any holder of any of the Subordinated Notes. No waiver or amendment of any term, provision, condition or agreement herein or in the Subordinated Notes (including, in each case, past defaults) shall be effective against Company unless in writing and signed by Company. No failure to exercise or delay in exercising, by a Purchaser or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Company in any case shall, in itself, entitle

Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by the Purchasers to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder. Failure on the part of the Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.

8.4 Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

8.5 Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next Business Day delivery, addressed:

if to Company:	Hanmi Financial Corporation 900 Wilshire Boulevard, Suite 1250 Loa Angeles, California 90017 Attn: Chief Executive Officer

with a copy to:	Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, DC 20015 Attn: Lawrence M.F. Spaccasi, Esq.

if to the Purchasers:	To the addresses indicated on the signature pages hereto.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next Business Day delivery was requested).

8.6 Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, unless a Purchaser consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company. The term “successors and assigns” will include any Noteholder who purchased a Subordinated Note from a Purchaser (or its successor or assign) if such assignment complied with the assignment procedures in the Subordinated Note.

8.7 No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with Company.

8.8 Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance satisfactory to such Purchaser.

8.9 Entire Agreement. This Agreement and the Subordinated Notes along with the exhibits hereto and thereto, and any nondisclosure agreements between a Purchaser and Company or the Placement Agent, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

8.10 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

8.11 No Third-Party Beneficiary. This Agreement is made for the sole benefit of Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third-party beneficiary hereunder, except that the Placement Agent has the right to rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

8.12 Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

8.13 Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.14 Knowledge; Discretion. All references herein to a Purchaser’s or Company’s knowledge shall be deemed to mean the knowledge of such party based on, as applicable, the actual knowledge of such party or such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

8.15 Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, COMPANY AND THE PURCHASERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR THE PURCHASERS. COMPANY AND EACH PURCHASER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL. COMPANY AND EACH PURCHASER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY EACH OF THEM AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS AGREEMENT AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

8.16 Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

8.17 Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

IN WITNESS WHEREOF, Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

HANMI FINANCIAL CORPORATION

By:
Name: Bonita I. Lee
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER

Purchaser Name:

By:
Name:
Title:

Principal Amount of Purchased Subordinated Note:

$

Address for Notices:

Attention:
Telephone:
Fax:
Email:

With a copy to (which copy alone shall not constitute notice):

Attention:
Telephone:
Fax:
Email:

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